                                                                    EXHIBIT 10.9




                                      [*]
                                      [*]
                               Chicago, Illinois





                                LEASE AGREEMENT


                                    BETWEEN


        CARLYLE-CORE CHICAGO LLC, a Delaware limited liability company
                                 ("Landlord")


                                      AND


                     EQUINIX, INC., a Delaware corporation
                                  ("Tenant")

_________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               TABLE OF CONTENTS

1.   BASIC LEASE INFORMATION...................................   1
2.   LEASE GRANT...............................................   4
3.   TERM; POSSESSION..........................................   4
4.   RENT......................................................   4
5.   COMPLIANCE WITH LAWS; USE.................................   9
6.   EQUIPMENT SPACE...........................................  10
7.   SERVICES..................................................  11
8.   ALTERATIONS...............................................  13
9.   MAINTENANCE...............................................  15
10.  ENTRY BY LANDLORD.........................................  15
11.  ASSIGNMENT AND SUBLETTING.................................  15
12.  LIENS.....................................................  17
13.  INDEMNITY AND WAIVER OF CLAIMS............................  18
14.  INSURANCE.................................................  19
15.  SUBROGATION...............................................  19
16.  CASUALTY DAMAGE...........................................  19
17.  CONDEMNATION..............................................  20
18.  SECURITY DEPOSIT..........................................  20
19.  EVENTS OF DEFAULT.........................................  22
20.  REMEDIES..................................................  22
21.  LIMITATION OF LIABILITY; LANDLORD'S TRANSFER..............  23
22.  NO WAIVER.................................................  23
23.  QUIET ENJOYMENT...........................................  24
24.  RELOCATION................................................  24
25.  HOLDING OVER..............................................  24
26.  SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE..........  24
27.  ATTORNEYS' FEES...........................................  24
28.  NOTICES...................................................  25
29.  EXCEPTED RIGHTS...........................................  25
30.  SURRENDER OF PREMISES.....................................  25
31.  PARKING...................................................  25
32.  ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS.................  26
33.  MISCELLANEOUS.............................................  28
34.  ENTIRE AGREEMENT..........................................  30

EXHIBITS
--------

EXHIBIT A - PREMISES
EXHIBIT B - EQUIPMENT SPACE
EXHIBIT C - BUILDINGS RULES AND REGULATIONS
EXHIBIT D - COMMENCEMENT LETTER
EXHIBIT E - HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE
EXHIBIT F - TENANT OPTIONS
EXHIBIT G - SAMPLE LETTER OF CREDIT
EXHIBIT H - AGREEMENT REGARDING LENDER'S SECURITY INTEREST IN TENANT'S PERSONAL
            PROPERTY

                                LEASE AGREEMENT

     This Lease ("Lease") is made and entered into as of September 1, 1999, by and between CARLYLE-CORE CHICAGO LLC, a Delaware limited liability company ("Landlord") and EQUINIX, INC., a Delaware corporation ("Tenant").

1.   Basic Lease Information.
     ------------------------

     (a)   "Building" shall mean the building located at [*], Chicago, Illinois.

     (b) "Rentable Square Footage of the Building" is estimated to be [*] rentable square feet, subject to Landlord's Confirmation (defined below).

     (c) "Premises" shall mean the area shown on Exhibit A to this Lease. The Premises consist of the entire fifth floor of the Building. The "Rentable Square Footage of the Premises" is approximately [*] Rentable Square Feet. As the Premises includes a floor in its entirety, all corridors, elevator lobbies and restroom facilities located on such full floor shall be considered part of the Premises. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises as stated above are estimates, subject to final measurement by Landlord ("Landlord's Confirmation"). Such measurement shall be performed in accordance with ANSI/BOMA Z65.1-1996. ("BOMA Standard"). As used herein "Rentable Square Feet", "Rentable Area" and/or "Rentable Square Footage" shall be the amounts determined by Landlord, based upon calculation of usable areas and rentable areas in accordance with the BOMA Standard, as a result of Landlord's Confirmation. Following Landlord's Confirmation (i) Landlord shall deliver a copy of Landlord's Confirmation to Tenant for Tenant's review and confirmation, and (ii) Landlord will set forth the final measurements in a Commencement Letter in the form of Exhibit D attached hereto.

     (d) "Equipment Space" shall mean the Rooftop Equipment Space, Generator Space and Electrical Space (as described in Article 6 herein) and shown on Exhibit B to this Lease. The Rentable Square Footage of the Equipment Space is estimated to be [*] Rentable Square Feet, subject to Landlord's Confirmation.

     (e)   "Base Rent":


                                                         Annual Rate
                     Period                        Per Rentable Square Foot
                     ------                        ------------------------

                     Year 1                                  $[*]
                     Year 2                                  $[*]
                     Year 3                                  $[*]
                     Year 4                                  $[*]
                     Year 5                                  $[*]
                     Year 6                                  $[*]
                     Year 7                                  $[*]
                     Year 8                                  $[*]
                     Year 9                                  $[*]
                     Year 10                                 $[*]
                     Year 11                                 $[*]
                     Year 12                                 $[*]
                     Year 13                                 $[*]
                     Year 14                                 $[*]
                     Year 15                                 $[*]


Notwithstanding the foregoing, during the initial [*] ([*]) months following the Rent Commencement Date, Base Rent for [*] ([*]) of the Rentable Square Footage of the Premises (ie, [*] rentable square feet) shall be abated, provided Tenant is not in default

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

hereunder beyond the giving of any applicable notices and the passage of any applicable grace periods. If, at any time following the Rent Commencement Date, Tenant is in monetary default hereunder (beyond the giving of applicable notice and the passage of applicable grace periods) Landlord shall have the right, in addition to any other rights or remedies provided under this Lease, to declare immediately due and payable any Base Rent abated pursuant to the provisions of the foregoing sentence.

     (f)  "Equipment Space Rent":



                                                          Annual Rate
                      Period                       Per Rentable Square Foot
                      ------                       ------------------------

                      Year 1                                 $[*]
                      Year 2                                 $[*]
                      Year 3                                 $[*]
                      Year 4                                 $[*]
                      Year 5                                 $[*]
                      Year 6                                 $[*]
                      Year 7                                 $[*]
                      Year 8                                 $[*]
                      Year 9                                 $[*]
                      Year 10                                $[*]
                      Year 11                                $[*]
                      Year 12                                $[*]
                      Year 13                                $[*]
                      Year 14                                $[*]
                      Year 15                                $[*]


     (g) "Tenant's Pro Rata Share": The ratio (expressed as a percentage) that the Rentable Area of the Premises bears to the Rentable Area of the Building; said amount to be determined by Landlord's Confirmation.

     (h) "Commencement Date": The date Landlord delivers possession of the Premises to Tenant with the Landlord Work completed.

     (i) "Rent Commencement Date": The date that is [*] ([*]) days from the Commencement Date.

     (j) "Term": A period commencing on the Commencement Date and expiring on the date ("Expiration Date") that is one hundred eighty (180) months (fifteen (15) years) from the Rent Commencement Date. The Commencement Date is estimated to be [*].

     (k) "Security Deposit": [*] Dollars ($[*]) in cash or, at Tenant's option, in the form of an irrevocable letter of credit ("Letter of Credit").

     (l)  "Guarantor(s)":  Not applicable.

     (m) "Broker": Core Location Realty Associates of Chicago LLC, representing Landlord.

     (n) "Permitted Use": Installation, operation and maintenance of telecommunication, switching and transmission equipment (including Co-location as defined in Article 11, subject to the limitations set forth in this Lease) as the primary use and associated general office use required to support, monitor and maintain the equipment located within the Premises or Equipment Space; the amount of office use shall be subject to Landlord's prior written approval.


*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     (o)  "Notice Addresses":

     Tenant:

     Notices shall be sent to Tenant at the following address:

     Equinix, Inc.
     901 Marshall Street, 2/nd/ Floor
     Redwood City, California  94063
     Attn:  Mr. Art Chinn

     On and after the Rent Commencement Date, a copy of all notices shall be sent to Tenant at the Premises.

     Landlord:

     CARLYLE-CORE CHICAGO LLC
     c/o Core Location Realty Associates of Chicago LLC
     4520 East-West Highway, Suite 650
     Bethesda, Maryland  20814
     Attention:  Mark Ezra

     With a copy to:

     Shartsis, Friese & Ginsburg LLP
     One Maritime Plaza, 18/th/ Floor
     San Francisco, California  94111
     Attention:  Jonathan M. Kennedy, Esq.

     and

     The Carlyle Group
     1001 Pennsylvania Avenue
     Suite 220 South
     Washington, DC  20004
     Attention:  Gary Block

     (p)  "Rent Payment Address":

          CARLYLE-CORE CHICAGO LLC
          c/o Core Location Realty Associates of Chicago LLC
          4520 East-West Highway, Suite 650
          Bethesda, Maryland  20814
          Attention:  Management Agent

     (q) "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and any other union-recognized holidays (ie, days which labor unions serving Landlord recognize as holidays) ("Holidays"). Landlord may reasonably designate additional Holidays.

     (r) "Landlord Work" shall mean the completion by Landlord of demolition, pursuant to a demolition plan prepared by Landlord, of existing partitions within the Premises as well as the demolition of existing wood block floor covering, existing HVAC, existing steam and domestic water (ie, excluding sprinkler systems), electrical and other pipes and conduit, non-load bearing walls, and asbestos that is exposed and/or friable (the Landlord Work shall not include the demolition of masonry partitions, lighting, all vertical penetrations, power panels and main ducts) and the delivery of the Premises in broom clean condition.

     (s) "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

     (t) "Property" means the Building, the parking lot serving the Building and the parcel(s) of land on which they are located and, at Landlord's reasonable discretion, other improvements serving the Building generally, if any, and the parcel(s) of land on which they are located.

2.   Lease Grant.
     -----------

     (a)  Premises.  Landlord leases the Premises to Tenant and Tenant leases
          --------
          the Premises from Landlord, together with the right in common with others to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the "Common Areas").

     (b)  Equipment Space.  Additionally, pursuant to the provisions of Article
          ---------------
          6 below, Tenant shall have the right to place certain equipment in the Equipment Space.

3.   Term; Possession.  The Term shall commence on the Commencement Date and
     ----------------
     shall expire, if not sooner terminated pursuant to the provisions of this Lease, on the Expiration Date. On the Commencement Date, the Premises and Equipment Space are accepted by Tenant in "as is" condition and configuration (subject to the completion of the Landlord Work). By taking possession of the Premises and Equipment Space, Tenant agrees that the Premises and Equipment Space are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises, Equipment Space or the Building except as may be expressly set forth herein. If Landlord is delayed in delivering possession of the Premises and Equipment Space or any other space, Landlord shall use reasonable efforts to obtain possession of the space, but no such delay shall nullify this Lease or give rise to any claim for damages on the part of Tenant. If Tenant takes possession of the Premises or Equipment Space before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease except that, prior to the Rent Commencement Date, Tenant will not be required to pay Rent hereunder. Notwithstanding the foregoing, if the Commencement Date does not occur by the date that is one hundred fifty (150) days following the mutual execution and delivery of this Lease (the "Outside Delivery Date"), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination after the Outside Delivery Date. In such event, and subject to the provisions set forth below in this Article 3, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any prepaid Rent and Security Deposit previously advanced by Tenant under this Lease and the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. Landlord and Tenant acknowledge and agree that the Outside Delivery Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure (as defined herein). Notwithstanding the foregoing to the contrary, if Tenant exercises its right to terminate this Lease as set forth above but Landlord delivers the Premises to Tenant in the condition required by this Lease within thirty
     (30) days after the date of Tenant's delivery of Tenant's termination notice, this Lease shall continue in full force and effect the same as if Tenant had not delivered its termination notice, and Tenant's termination notice will be null and void. Tenant's right to terminate as described herein shall be null and void as of the Commencement Date.

4.   Rent.
     ----

     (a)  Payments. As consideration for this Lease, Tenant shall pay Landlord
          --------
          at the Rent Payment Address (or such other address as Landlord may from time to time specify in writing as the Rent Payment Address), without any setoff or deduction, the total amount of Base Rent, Equipment Space Rent and Additional Rent due for the Term, commencing as of the Rent Commencement Date. "Additional Rent" means all sums (exclusive of Base Rent and Equipment Space Rent) that Tenant is required to pay Landlord. Additional Rent, Base Rent and Equipment Space Rent are sometimes collectively referred to as "Rent". Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent, Equipment Space Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent (based upon the estimated Rentable Area of the Premises described in Section 1(c) above) and Equipment Space Rent for the first full calendar month following the Rent Commencement Date shall be payable upon the execution of this Lease by Tenant (such payment to be calculated taking into account the abatement described in Section 1(e) above). All other items of Rent shall be due and payable by Tenant on or before thirty (30) days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to five percent (5%) of the past due Rent; provided, that Tenant will be allowed a grace period of five (5) days after notice from Landlord of late payment for the first two (2) late payments in any calendar year prior to the imposition of such administration fee. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the Rent for the month shall be prorated based on the number of days in such calendar month. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and Landlord may accept the check or payment without prejudice to Landlord's right to recover the balance or pursue other available remedies. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

     (b)  Payment of Tenant's Pro Rata Share of Operating Expenses and Property
          ---------------------------------------------------------------------
          Taxes.
          ------
          (i)   Generally.  Commencing as of the Rent Commencement Date,
                ---------
                Tenant shall pay as Additional Rent, Tenant's Pro Rata Share of the total amount of Operating Expenses (defined below) and Property Taxes (defined below) for each calendar year thereafter during the Term. Landlord shall provide Tenant with a good faith estimate of the total amount of Operating Expenses and Property Taxes for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the total amount of Operating Expenses and Property Taxes. If Landlord determines that its estimate was incorrect, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of Operating Expenses and Property Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate. Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within thirty (30) days or credited against the next due future installment(s) of Additional Rent.

          (ii)  Reconciliation Statement.  As soon as is reasonably practical
                ------------------------
                following the end of each calendar year, Landlord shall furnish Tenant with a statement ("Reconciliation Statement") of the actual amount of Operating Expenses and Property Taxes for the prior calendar year and Tenant's Pro Rata Share of same. If the amount of Operating Expenses and Property Taxes actually paid by Tenant for the prior calendar year is more than the actual amount of Operating Expenses and Property Taxes for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or refund such amount within thirty
                (30) days after the Reconciliation Statement is provided to Tenant, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the amount of Operating Expenses and Property Taxes paid by Tenant for the prior calendar year is less than the actual amount of Operating Expenses and Property Taxes for such prior year, Tenant shall pay Landlord, within thirty (30) days after its receipt of the Reconciliation Statement of Operating Expenses and Property Taxes, any underpayment for the prior calendar year. The obligations of Tenant under this Section 4(b) shall survive the expiration or sooner termination of the Term.

          (iii) Audit.
                -----

                (A) Provided that Tenant is not in default under this Lease, as of the date of Tenant's exercise of its audit rights, within thirty (30) days after receipt of a Reconciliation Statement ("Audit Period"), Tenant shall be entitled, upon at least ten (10) days prior written notice to Landlord and during normal business hours at Landlord's office, or such other place as

                     Landlord shall designate, to cause a certified public accountant ("CPA") to copy (at Tenant's expense), inspect, examine and audit those books and records of Landlord relating to the determination of Operating Expenses and Property Taxes for the calendar year for which such statement was prepared. The initial inspection of Landlord's records may be conducted by a current employee of Tenant, a recognized regional or national accounting firm (but not a tenant of the Property) or such other person designated by Tenant and reasonably acceptable to Landlord. In connection therewith, Tenant acknowledges that it shall be reasonable for Landlord to object to the proposed use by Tenant of any persons engaged in the business of auditing Landlord's books and records on a contingent fee basis.

                (B) If, after inspection and examination of such books and records during the Audit Period, Tenant disputes the amount of Operating Expenses or Property Taxes charged by Landlord, Tenant shall have ten (10) days following the date of completion of Tenant's audit ("Request Period") to request an independent audit of such books and records, such request to be made by written notice to Landlord ("Audit Request"), which notice shall specify with particularity all disputed items and shall contain a true, correct and complete copy of any report or summary prepared by Tenant's initial auditor. The independent audit of the books and records shall be conducted by a CPA acceptable to both Landlord and Tenant. If, within ten (10) days after Landlord's receipt of Tenant's notice requesting an audit, Landlord and Tenant are unable to agree on the CPA to conduct such audit, then Landlord shall designate a nationally recognized accounting firm (other than Landlord's then current accounting firm) to conduct such audit. The audit shall be limited to the determination of the proper amount of Operating Expenses and Property Taxes payable by Tenant specified by Tenant as disputed items in Tenant's Audit Request.

                (C) If the audit discloses that the amount of such disputed Operating Expenses and/or Property Taxes billed to Tenant was incorrect, the appropriate party shall, within thirty
                     (30) days following the date of such determination, pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of any audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses and Property Taxes for the subject calendar year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit.

                (D) Tenant shall keep any information gained from any such audit (including Tenant's initial review of Landlord's books and records) confidential and shall not disclose, or allow the disclosure of, any such information to any other party except where Tenant is legally required to do so (or in the case of litigation or where such disclosure occurs as part of litigation between Landlord and Tenant), and shall indemnify, defend, protect and hold Landlord harmless from and against any and all loss, cost, damage or liability incurred by Landlord arising out of Tenant's (or Tenant's accountants', consultants' or employees') failure to maintain such confidentiality.

                (E) The exercise by Tenant of any audit rights hereunder shall not relieve Tenant of its obligation to pay, prior to the request for an inspection and examination of Landlord's books and records or any audit, all sums due hereunder, including, without limitation, any disputed Operating Expenses and/or Property Taxes. If Tenant does not elect to exercise its rights to audit during the Audit Period, or does not elect to cause an independent audit of the books and records during the Request Period, then Landlord's Reconciliation Statement shall conclusively be deemed to be correct, and Tenant shall be bound by Landlord's determination.

     (c)  Operating Expenses Defined.  "Operating Expenses" means all costs and
          --------------------------
          expenses incurred in each calendar year in connection with the operation, ownership, management, maintenance and repair of the Building and the Property, including, but not limited to:

          (i) Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans.

          (ii) Management fees payable either to Landlord (if Landlord manages the Building and Property) or to a third party (such management fees not to exceed three percent (3%) of gross Building revenue during the initial five (5) years of the Term, and four percent (4%) of gross Building revenue thereafter provided that the management fee shall only increase to four percent (4%) if such level of management fee is, at the time, customary for buildings in the Chicago, Illinois vicinity), as well as the cost, including rent or imputed rent of equipping and maintaining a management office (if applicable), accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs.

          (iii) The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment.

          (iv) Premiums and commercially reasonable deductibles (ie, customary for Buildings in the Chicago, Illinois vicinity) paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake (if the owners of similar buildings in the Chicago, Illinois vicinity at the time customarily carry earthquake insurance on their buildings; and provided that Tenant's Pro Rata Share of any individual deductible payment under such earthquake insurance shall not exceed $10,000.00), general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable buildings.

          (v) Costs of electricity and charges for water, gas, steam and sewer and other utilities, but excluding (a) those charges for which Landlord is reimbursed by tenants and (b) the cost of electricity provided to any tenant who is billed directly by the applicable utility provider for the cost of such tenant's electricity consumption.

          (vi) The amortized cost of capital improvements made to the Property which are: (A) performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Property, (B) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease, or (C) replacements of existing capital improvements or equipment. The cost of capital improvements, together with interest, shall be amortized by Landlord over such reasonable period as Landlord may determine.

     (d)  Exclusions to Operating Expenses.  Operating Expenses do not include:
          --------------------------------

          (i)    the cost of capital improvements (except as set forth above);

          (ii)   depreciation;

          (iii) interest (except as provided above for the amortization of capital improvements);

          (iv) principal and interest payments of mortgage and other non-operating debts of Landlord;

          (v) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds or is reimbursed directly by any other tenant of the Building (ie, not as an Operating Expense);

          (vi) the cost of leasing space in the Building, including attorneys' fees incurred in the negotiation of leases and the cost of constructing improvements for tenants, as well as brokerage commissions;

          (vii) costs incurred in connection with the sale, financing or refinancing of the Building;

          (viii) organizational expenses associated with the creation and operation of the entity which constitutes Landlord;

          (ix) the cost of any services which are provided to other tenants in the Building or the Property which are not also provided to Tenant;

          (x) executive salaries or salaries of service personnel to the extent that such executives or service personnel perform services other than in connection with the management, operation, repair or maintenance of the Building or the Property ;

          (xi) any cost or expense incurred by reason of the remediation or clean-up of any contamination of the Building or the Property or the soils or ground water underlying the Building or the Property by Hazardous Materials (defined in Article 32 below), except to the extent such contamination results from Tenant's (or Tenant's agents', contractors', invitees', or employees') activities; and

          (xii) overhead costs and profit increments paid to subsidiaries or affiliates of Landlord for services (other than management fees which are limited pursuant to Section 4(c)(ii) above) on or for the Building or the Property, to the extent only that the cost of such service materially exceeds competitive costs of such services were not so rendered by a subsidiary or affiliate.

     (e)  Property Taxes Defined.  "Property Taxes" shall mean:  (1) all real
          -----------------------
          estate taxes and other assessments on the Building and/or Property, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (3) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Notwithstanding the foregoing, Property Taxes shall not include any income, capital levy, capital stock, gift, estate or inheritance tax, unless imposed as a replacement for, or in lieu of Property Taxes.

     (f)  Gross Up.  If the Building is not at least one hundred percent (100%)
          --------
          occupied or fully tax assessed during any calendar year, Operating Expenses and Property Taxes shall be determined as if the Building had been one hundred percent (100%) occupied and fully taxed assessed during that calendar year. In addition, if any particular work or service otherwise included in Operating Expenses is not furnished to a tenant or occupant of the Building who is undertaking to perform such work or service itself, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would have incurred if Landlord had furnished such work to such tenant or occupant.

5.   Compliance with Laws; Use.
     -------------------------

     (a)  Generally.  The Premises shall be used only for the Permitted Use and
          ---------
          for no other use whatsoever. The Equipment Space shall be used only for the uses described in Article 6 below. Tenant shall not use or permit the use of the Premises or Equipment Space for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs or interferes with the operations of any other tenants of the Building or in any way interferes with the operation of the Building. Any equipment to be installed within the Building, Premises or Equipment Space by Tenant that, in Landlord's reasonable determination, may cause unsafe (in Landlord's reasonable determination) vibrations which may be transmitted to the structure of the Building or unreasonable levels of noise shall be installed and maintained by Tenant, at Tenant's sole cost and expense, in such a manner as Landlord may determine to be necessary in order to eliminate such vibration or noise. Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises and Equipment Space. Tenant shall comply with the rules and regulations of the Building attached as Exhibit C and such other reasonable rules and regulations adopted by Landlord from time to time promptly following notice by Landlord of the adoption of such rules and regulations. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Notwithstanding the foregoing to the contrary, Tenant shall not be responsible for (a) making any alterations to the Building (excluding any Leasehold Improvements [defined in Section 8(b) below]), except to the extent such alterations are required due to

          Tenant's particular use of the Premises or Equipment Space or alterations made by or on behalf of Tenant to the Premises or Equipment Space, or (b) any remediation of Hazardous Materials which exist in the Premises prior to the Commencement Date.

     (b)  Labor Relations.  Tenant shall not take any action which would violate
          ---------------
          Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the Commencement Date be extended as a result of the above actions.

     (c)  Riser Use.  Tenant, at Tenant's sole cost and expense, shall have
          ---------
          the right in common with other tenants in the Building to install Tenant's conduit (said conduits and the contents thereof being referred to herein as "Cable") in the Building's horizontal and vertical pathways, risers and ducts ("Risers") in an amount not to exceed the following:

          (i) for the purposes of installing and maintaining Tenant's fiber to the Premises, up to eight (8) 4" conduits originating from two diverse fiber entrances (for a total of sixteen (16) 4" conduits to the Premises);

          (ii) for the purposes of routing Tenant's Rooftop Equipment to the Premises, up to four (4) 16" outside diameter conduits; and

          (iii) for the purposes of routing Tenant's Electrical Equipment to the Premises, a quantity reasonably required by Tenant and approved by Landlord to accommodate the reasonable needs of such Electrical Equipment.

All such work of installation will be carried out in compliance with Article 8; provided that all work within the Risers shall be performed by a contractor specified by Landlord or chosen from Landlord's list of approved contractors or otherwise reasonably approved by Landlord; subject to the compliance of Tenant's contractor, Carlson Associates, Inc. ("Carlson"), with the provisions of Section 5(b) above and Article 8 below, Landlord hereby approves Tenant's selection of Carlson to perform work within the Risers pursuant to this Section 5(c).

6.   Equipment Space.  Tenant shall have the right to use the Equipment Space as
     ---------------
follows:

     (a)  Equipment Space Generally.  Tenant, at Tenant's sole cost and
          -------------------------
          expense, may:

          (i) utilize up to a total of [*] Rentable Square Feet on the Building roof and Building penthouse (made up of approximately [*] Rentable Square Feet on the Building roof and approximately [*] Rentable Square Feet in the Building penthouse) in the areas generally identified in Exhibit B ("Rooftop Equipment Space") to install, maintain and operate Tenant's supplemental air conditioning equipment and/or transmission equipment which Tenant uses for purposes of providing telecommunication and data services used in the operation of Tenant's internal business activities ("Rooftop Equipment");

          (ii) use:

               (A) up to [*] Rentable Square Feet of space on the first floor of the Building in the areas identified in Exhibit B for the purpose of installing, maintaining and operating up to twelve (12) generators; and


*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

               (B) an area to be located underground outside of the Building (such location to be mutually agreed upon by Landlord and Tenant, provided that Tenant's consent to Landlord's proposed location will not be unreasonably withheld) to accommodate up to a 15,000 gallon fuel storage tank (as of the date of this Lease, Landlord is currently in the process of procuring a variance to allow, in part, Tenant to place underground fuel storage tanks in Landlord's desired location outside of the Building; Landlord will use diligent efforts to promptly procure such variance and shall keep Tenant apprised of the anticipated schedule of such procurement process, including any material delays or changes. If Landlord fails to procure such variance on or before December 31, 1999, and such failure will materially delay the time period for Tenant to commence its business operations in the Premises, Landlord will allow Tenant to place such fuel storage in the lower level of the Building); and

       (iii) use reasonable quantity of space required by Tenant's equipment ("Tenant's Equipment") in the lower level of the Building ("Electrical Space") in a location to be mutually agreed upon by Landlord and Tenant for Tenant's Electrical service as provided for in Section 7(a)(iv).

The items in subsection (ii) (A) and (ii) (B) above shall be collectively referred to as the "Generator". The areas utilized by the Generator are referred to herein as "Generator Space". The Rooftop Equipment, Generator and Electrical Equipment are collectively herein referred to as "Site Equipment".
As described in Article 1, the area of the Equipment Space shall be determined by Landlord upon the final designation of the location of the Equipment Space, and the area of the Equipment Space (as well as the Equipment Space Rent payable hereunder) will be confirmed by the parties in the Commencement Letter issued by Landlord. Tenant shall be required to install generators which are not smaller than 1,500 KW each. Tenant shall have the right, at Tenant's expense, to install up to two (2) 2" pipes from Tenant's fuel storage tank to each individual generator actually installed by Tenant. Tenant shall be required to route all electrical distribution from each generator to the Electrical Space. Within sixty (60) days after the Commencement Date, Tenant may elect, by irrevocable written notice to Landlord, to reduce the amount of the Equipment Space; Tenant's notice will specify the amount and location of such reduced Equipment Space. The area of such reduction shall be mutually agreed upon by Landlord and Tenant and shall leave Landlord areas which, in Landlord's reasonable opinion, may be used by Landlord or other tenants of the Building. Additionally, at any time after the 24/th/ month following the Commencement Date, Landlord may, by written notice to Tenant, reduce the Equipment Space by removing therefrom any Equipment Space which Tenant has not, as of the date of Landlord's notice, used (for example, if Tenant has as of the date of such notice, installed ten (10) 1,500 KW generators, Landlord may reduce the Generator Space as necessary to accommodate two generators); if Landlord so elects to reduce the Equipment Space, the Equipment Space Rent shall be adjusted accordingly. The exact location and configuration of Tenant's Site Equipment is subject to Landlord's approval, in accordance with Article 8, and the Site Equipment shall be installed in locations which, in Landlord's reasonable opinion, may be used by Landlord or other tenants if Landlord elected to reduce the Equipment Space as provided for above.

     (b)  [INTENTIONALLY OMITTED]

     (c)  Equipment Space Interference.  If, any electrical, electromagnetic,
          ----------------------------
          radio frequency or other interference of equipment existing prior to Tenant's installation shall result from the operation of any Site Equipment located in the Equipment Space, Landlord will notify Tenant, and if such interference is not cured within one (1) business day following delivery of such notice, Tenant agrees that Landlord may, at Landlord's option, shut down Tenant's equipment upon eight (8) hours prior notice to Tenant; provided, however, if an emergency situation exists, which Landlord reasonably determines in its sole discretion to be attributable to Tenant's Site Equipment, Landlord shall immediately notify Tenant verbally, who shall act immediately to remedy the emergency situation. Should Tenant fail to so remedy said emergency situation, Landlord may then act to shut down Tenant's equipment. Tenant shall indemnify Landlord and hold it harmless from all expenses, costs, damages, losses, claims or other liabilities arising out of said shutdown. Tenant agrees to cease operations (except for intermittent testing on a schedule approved by Landlord) until the interference has been corrected to the satisfaction of Landlord. If such interference has not been corrected within thirty (30) days, Landlord may, at its option, either terminate Tenant's right to use the Equipment Space forthwith, or require that Tenant immediately remove the specific item of Equipment Space causing such interference.

     (d)  Generator Use.  Tenant agrees that will only run the Generator during
          -------------
          emergency circumstances and during customary testing hours as determined by Landlord in its reasonable discretion.

     (e)  Subleasing/Use by Third Parties. Subject to Tenant's Co-location
          -------------------------------
          rights pursuant to Section 11(a) below, Tenant shall not be permitted to sublicense, license or share its Equipment Space with third parties without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. In addition, Tenant shall not use the Rooftop Equipment Space to enable other providers of Communications Services (defined below) to provide Communications Services to any tenant, occupant or licensee of the Building or to any tenant, occupant or licensee of any other building. Tenant may not allow any other provider of telecommunications, video, data or related services ("Communications Services") to locate any equipment in the Rooftop Equipment Space for any purpose whatsoever.

7.   Services.
     --------

     (a)  Landlord's Obligation.  Landlord will provide the following services:
          ---------------------

          (i)    Water to restrooms in Common Areas;

          (ii) Janitorial service to the Common Areas on Business Days. Tenant shall provide, and pay directly for, janitorial services to the Premises pursuant to a janitorial contract with a provider approved by Landlord (such approval not to be unreasonably withheld);

          (iii)  Elevator service;

          (iv) Electricity as follows: Following the Rent Commencement Date, dedicated commercial utility power consisting of the availability of two (2) 4,000 amp services, one out of each utility vault in the lower level of the Building (Tenant, at Tenant's expense, may provide for additional power). Tenant shall be responsible for all costs and expenses required to utilize such power including but not limited to bringing power from service entrances, transient voltage surge suppressors, meter cabinets and distribution to the Premises and Equipment Space. Meter cabinets and paralleling switchgear for Tenant's use will be placed by Tenant, at Tenant's expense, in the lower level of the Building. Landlord's obligation to furnish electrical and other utility services shall be subject to the rules and regulations of the supplier of such electricity of other utility services and the rules and regulations of any municipal or other governmental authority regulating the business of providing electricity and other utility services. Notwithstanding the foregoing, and subject to the provisions of
                 Section 7(c)(ii) below, Landlord shall at all times be able to shut down the utility services to the Premises or to the Equipment Space in connection with any maintenance operation conducted for the Building. Landlord agrees to use reasonable efforts to cooperate with Tenant in obtaining temporary alternative power during scheduled maintenance operations, but shall have no obligation hereunder to provide alternative power from emergency power sources. Prior to shutting down any electrical power servicing Tenant's Site Equipment, Landlord agrees to give Tenant reasonable prior written notice, except in emergency situations.

          (v) Security Service as follows: manned security 24-hours per day, 365 days per year. Landlord shall not be deemed to have warranted the efficiency or efficacy of any security personnel, services, procedures or equipment and Landlord shall not be liable in any manner for the failure of such security personnel, services, procedures or equipment to prevent or control, or apprehend anyone suspected of personal injury, property damage or any criminal conduct in, on or about the Property.

          (vi) Heating, ventilation and air conditioning in reasonable quantities to Common Areas.

          (vii) Upon Tenant's request, if available at Landlord's sole discretion, hot or cold water for Tenant's heating and air-conditioning use within the Premises.

          (viii) Access. Tenant access to the Building and the Premises 24 hours per day 365 days per year.

          (ix) Fiber Optic Access. Access to the Building, to Tenant's fiber access providers. All costs associated with such installation shall be born by Tenant or Tenant's fiber access providers.

     (b)  Utilities Generally.  Tenant, at Tenant's sole cost, shall cause
          -------------------
          electricity and other utilities serving the Premises and Equipment Space to be separately metered (where possible) and Tenant will pay the cost of all consumption and excess utility charges in the Premises and/or the Equipment Space directly to the utility provider. If, at any time, it is no longer feasible for Tenant to contract directly with the utility provider for any services, Tenant shall reimburse Landlord, within thirty (30) days on invoice therefore, for the actual cost of the consumption of any such service and excess utility charges in the Premises and/or the Equipment Space, as directly billed by the utility provider as reasonably determined by Landlord.

     (c)  Interruptions; Failures.
          -----------------------

          (i) No failure to furnish, or any stoppage of, any services herein resulting from any cause (including, without limitation, any interruption in electrical service or other utilities to the Premises and/or Equipment Space) shall make Landlord liable in any respect for damages to any person, property or business, to be construed as an eviction of Tenant, or entitle Tenant to any abatement of Rent or other relief from any of Tenant's obligations under this Lease. Additionally, Tenant expressly acknowledges that Landlord reserves the right from time to time upon reasonable advance notice to Tenant (except in the case of emergency) to discontinue some or all of the services provided by Landlord hereunder if necessary in Landlord's judgment to effect any repair or maintenance obligations. Should any malfunction of any systems or facilities occur within the Property or should maintenance or alterations of such systems or facilities become necessary, Landlord shall repair the same promptly and with reasonable diligence, and Tenant shall in no event have any claim for rebate, abatement of Rent, or damages because of any malfunctions in or any interruptions of any service to be provided however, regardless of the case. Tenant hereby waives the provisions of any applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services. Notwithstanding the foregoing, if: (a) Landlord ceases to furnish any service to the Premises for a period in excess of five (5) consecutive days after Tenant notifies Landlord (and any Mortgagee, provided Tenant has been notified of the name and address of such Mortgagee) of such cessation; (b) such cessation arises out of the act or omission of Landlord and does not arise as a result of an act or omission of Tenant; (c) such cessation is not caused by a fire or other casualty (in which case Article 16 shall control) or by Force Majeure; (d) the restoration of such service is reasonably within the control of Landlord; and
                 (e) as a result of such cessation, the Premises, or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of its business) and Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent payable hereunder during the period beginning on the sixth (6th) consecutive day of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant. The requirements set forth in clauses (b) and (d) above, as well as the requirement that the cessation not be due to Force Majeure as set forth in clause (c) above, shall not apply to the extent Landlord receives rental interruption insurance proceeds.

          (ii) Notwithstanding any other provisions of this Lease to the contrary, neither Landlord nor any of Landlord's agents, employees or contractors shall unreasonably interfere with the Site Equipment or Leasehold Improvements. Landlord agrees that, except in the case of emergency (in which event Landlord will use diligent efforts to provide advance written facsimile or telephonic notice) prior to carrying out any construction, maintenance or repair activities which are reasonably anticipated to affect the Premises or the Site Equipment, Landlord shall provide reasonable written or telephonic notice to Tenant of the intent to carry out such work. Tenant shall have the right, at Tenant's sole cost and expense and at Tenant's own risk, to monitor and inspect such work, provided that such actions do not unreasonably interfere with the performance of such work on behalf of Landlord. Landlord and Landlord's contractors, employees and agents shall exercise due care in carrying out any such work so as to minimize disturbance to Tenant. If any such work performed by Landlord materially interferes with Tenant's ability to use the Premises or Site Equipment for a period of three (3) consecutive Business Days, Tenant may send notice to Landlord (and to any Mortgagee, provided Tenant has been notified of the name and address of such Mortgagee) ("Interference Notice") specifying the nature of the interference and the cause of such interference. If Landlord does not commence to cure such interference within two
                 (2) Business Days following delivery of Tenant's Interference Notice and use its best efforts to continue such cure, Tenant may send a second Interference Notice to Landlord (and to any Mortgagee, provided Tenant has been notified of the name and address of such Mortgagee) stating that if Landlord does not commence to cure such interference within two (2) additional Business Days (and thereafter use its best efforts to continue such cure), Tenant intends to use its self-help rights set forth below. If Landlord (or Landlord's Mortgagee) fails to commence the cure of such interference within three (3) additional Business Days following delivery of such second
                 (2nd) Interference Notice, Tenant may effect the cure of such interference, and Landlord shall reimburse Tenant for the reasonable cost actually incurred by Tenant in performing such work. To the fullest extent permitted under applicable law, Tenant will indemnify, defend, protect and hold Landlord harmless from and against any and all loss, cost, damage or liability arising in any manner out of any damage to the Project or to the equipment of other Building occupants or interruption to the operation of the Project or other Building occupants as a consequence of the performance of such work performed by Tenant or Tenant's contractors, agents, representatives or employees. The foregoing shall not be deemed to prohibit Tenant from seeking injunctive relief to prevent or remedy such interference.

8.   Alterations.
     -----------

     (a)  Initial Tenant Improvements. Prior to the Rent Commencement Date,
          ---------------------------
          Landlord shall substantially complete the Landlord Work. Tenant, upon the full and final execution and delivery of this Lease and all prepaid Rent and the Security Deposit required hereunder, shall have the right to perform initial alterations and improvements in the Premises and the Equipment Space, as well as the installation of Site Equipment and the installation of Cable in the Risers (the "Initial Tenant Improvements").

     (b)  Notice and Plans Regarding Subsequent Alterations. Tenant shall not
          -------------------------------------------------
          make alterations, additions or improvements in the Premises, Equipment Space or Risers following the completion of the Initial Tenant Improvements (collectively referred to as "Alterations") (all improvements to the Premises or Equipment Space, as well as Tenant's Cable placed in the Risers, including without limitation, the Initial Tenant Improvements and any Alterations, are referred to herein as "Leasehold Improvements") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria: 1) costs less than $25,000.00; 2) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; and 3) will not affect the systems or structure of the Building and does not require work to be performed inside the walls or above the ceiling of the Premises; provided that even if consent is not required, Tenant shall still comply with all the other provisions of this Article 8 (including, without limitation, the obligation to provide Landlord with advance notice of any such work). Landlord will approve or disapprove any proposed Alteration within three (3) weeks following Tenant's submission to Landlord of all information required hereunder, together with a request for Landlord's consent.

     (c)  Procedures. Prior to installing any Leasehold Improvements, Tenant
          ----------
          shall submit to Landlord for Landlord's approval, detailed plans and specifications of the planned installation, the contractors to be retained by Tenant to perform any Leasehold Improvements or Risers. In no event will Landlord's approval of Tenant's plans be deemed a representation that they comply with applicable laws, ordinances, rules or regulations or that they will not cause interference with other communications operations, such responsibility being solely Tenant's. Landlord's approval of the general contractor to perform any Leasehold Improvements shall not be unreasonably withheld, but will not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance (including, without limitation, builder's risk insurance) as reasonably required by Landlord, (iii) does not have the ability to be bonded for the work in an amount of no less than one million dollars ($1,000,000.00), (iv) does not provide current financial statements reasonably acceptable to Landlord, (v) would violate Section 5(b) above or (vi) is not licensed as a contractor in the State in which the Building is located. The foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. Landlord will have the right to require that Tenant procure payment and performance bonds equal to one hundred ten percent (110%) of the contract price in each instance. Prior to starting work, Tenant shall furnish Landlord with copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord. Tenant will be responsible to pay for all utilities consumed during construction. No such work will commence unless and until Tenant has given Landlord all necessary permits and approvals and sufficient notice and opportunity to post appropriate notices of non-responsibility. All work shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality reasonably designated by Landlord as the minimum standard for the Building and shall not interfere with any work being performed by Landlord or other tenants in the Building. Upon completion of any Leasehold Improvements, Tenant shall furnish Landlord with: (1) general contractor and architect's completion affidavits, (2) full and final waivers of lien (other than the lien of any Lender (as defined in Article 12 below), (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Leasehold Improvements, and (5) the certification of Tenant and its architect that the Leasehold Improvements have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when any such work may be performed. Tenant shall reimburse Landlord within thirty
          (30) days after receipt of an invoice for reasonable sums paid by Landlord for third party examination of Tenant's plans for any such work. In addition, within thirty (30) days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any Leasehold Improvements equal to Landlord's reasonable cost of review of plans and construction supervision. If Landlord determines that the Building has been damaged during installation of the Leasehold Improvements, Landlord shall notify Tenant and Tenant immediately shall repair the damage. If Tenant fails to immediately repair the damage, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of repairing any damage to the Building caused by such installation.

9.   Maintenance.
     -----------

     (a)  Tenant's Maintenance and Repair Obligations. Tenant, at Tenant's own
          -------------------------------------------
          expense, will keep the interior of the Premises, including but not limited to all Tenant's Property, and any Equipment Space and Site Equipment, including, without limitation, including all light fixtures, all mechanical, electrical and plumbing facilities and equipment, lamps, fans and any exhaust, fire suppression or air conditioning equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in the Premises and/or Equipment Space in good order, repair and condition at all times during the Term. In addition, Tenant, at Tenant's sole cost and expense subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, will promptly and adequately repair all damage to the Premises and/or Equipment Space and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, if Tenant fails to make such repairs within a reasonable time after written request by Landlord, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof upon being billed for same. Tenant shall also be responsible for all pest control within the Premises and for all trash removal for the Premises.

     (b)  Landlord's Maintenance Obligations. Landlord shall keep in good order
          -----------------------------------
          repair and condition (i) the Common Areas, (ii) the foundation and subflooring of the Building and the structural condition of the roof, and the exterior walls of the Building (but excluding the interior surfaces of exterior walls and the interior and exterior of all windows, doors, ceiling and plateglass, which shall be maintained and repaired by Tenant), and (iii) the Building's elevators.

10.  Entry by Landlord Landlord, its agents, contractors and representatives may
     -----------------
     enter the Premises to inspect or show the Premises (during the final nine
     (9) months of the Term), make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants' premises. Except in emergencies, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally, will use reasonable efforts to schedule any such entry so as to cooperate with Tenant's schedule, and will allow Tenant to accompany Landlord during any such entry. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11.  Assignment and Subletting.
     -------------------------

     (a)  Generally. Except in connection with a Permitted Transfer (defined
          ---------
          below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld if Landlord does not elect to exercise its termination rights below. It is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed use is not the Permitted Use; (2) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (3) the proposed transferee's business is not suitable for the Building considering the business of the other tenants, or would result in a violation of another tenant's rights; (4) the proposed transferee is a governmental agency or a present or prospective occupant of the Building; (5) Tenant is in default after the expiration of the notice and cure periods in this Lease; or (6) any portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer. Notwithstanding the foregoing, Landlord will not withhold its consent solely because the proposed subtenant or assignee is a present or prospective occupant of the Building if (i) Landlord does not have space available for lease in the Building that is sufficient to meet the space requirements of the proposed subtenant or assignee, as reasonably determined by Landlord or if (ii) the assignee or subtenant is a prospective occupant of the Building who proposes to occupy less than [*] rentable square feet of space. Notwithstanding the foregoing, so-called "co-location" (ie, the leasing or licensing of a portion of the Premises or on an equipment, equipment rack or services basis to third parties (as used herein, "Co-location")) will not be considered a Transfer hereunder; provided, that in the event greater than fifty percent (50%) of the Premises is used for Co-location for a single third party (or for third parties who are affiliated with each other and thus are, in effect, a single third party, as reasonably determined by Landlord), then it will be considered a Transfer and subject to the provisions of this Article. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant's sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Any attempted Transfer in violation of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

     (b) Request; Landlord's Options. As part of its request for Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements (audited if available) for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within twenty (20) days of its receipt of the required information and documentation, either: (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing; or (2) if the proposed Transfer is an assignment of Tenant's interest in this Lease (other than a Permitted Transfer) or is a sublease (other than a Permitted Transfer) for a term (including any option or renewal terms or any subsequently negotiated option or renewal terms) in excess of five (5) years or which runs through substantially the remainder of the Term, exercise the right to terminate this Lease with respect to the portion of the Premises that Tenant is proposing to assign or sublet, together with a pro rata share of the Equipment Space. Any such termination described in clause (2) above, shall be effective on the proposed effective date of the Transfer for which Tenant requested consent. Tenant shall pay to Landlord, Landlord's actual costs (including reasonable attorney's fees) incurred in Landlord's review of any Permitted Transfer (defined below) or requested Transfer. Notwithstanding the foregoing, if Landlord would be entitled, pursuant to clause (2) above to terminate this Lease with respect to all or any portion of the Premises (and the applicable pro rata share of the Equipment Space), Tenant, prior to entering into such a Transfer, shall have the right to advise Landlord (the "Prior Notice") of its intention to enter into such Transfer. Such Prior Notice shall describe the space Tenant intends to sublet or assign and the effective date thereof. Landlord, within twenty (20) days after receipt of the Prior Notice, shall have the right to terminate this Lease with respect to the space that Tenant intends to sublet or assign (inclusive of a pro rata share of the Equipment Space) as of the effective date set forth in the Prior Notice. If Landlord fails to

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          exercise its right to terminate within twenty (20) days after the Prior Notice, for the next six (6) months thereafter Landlord may not elect to terminate in connection with a proposed subletting or assignment of the space described in the Prior Notice.

     (c)  Excess Consideration. Tenant shall pay Landlord fifty percent (50%) of
          --------------------
          all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer, following the recovery by Tenant of Tenant's reasonable costs of the following costs incurred by Tenant in connection with the Transfer:

          (i)   commercially reasonable brokerage commissions;

          (ii)  reasonable attorneys' fees; and

          (iii) tenant improvement costs incurred by Tenant in constructing space to be occupied by the assignee or subtenant, as opposed to improvements to be constructed in space in which Tenant shall retain occupancy.

          Tenant shall pay Landlord for Landlord's share of any excess within thirty (30) days after Tenant's receipt of such excess consideration. If Tenant is in Monetary Default (defined below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess).

     (d)  Transfer of Shares/Rights; Permitted Transfers. Except as provided
          ----------------------------------------------
          below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the ownership of a majority of the voting shares/rights of Tenant at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control, shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed. Notwithstanding the foregoing to the contrary, Tenant may assign its entire interest under this Lease or sublet the Premises to a wholly owned corporation, partnership or other legal entity or affiliate, subsidiary or parent of Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "Permitted Transfer") without the consent of Landlord, provided: (i) Tenant is not in default under this Lease; (ii) if such proposed transferee is a successor to Tenant by purchase, merger, consolidation or reorganization, (A) if Tenant does not survive such transaction as an ongoing enterprise, the continuing or surviving entity shall own all or substantially all of the assets of Tenant and shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth at the date of the Transfer; and (B) if Tenant survives such transaction as an ongoing enterprise, the continuing or surviving entity shall own all or substantially all of the assets of Tenant at the Premises and the surviving Tenant and the assignee or sublessee, in the aggregate, shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth at the date of the Transfer; (iii) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (iv) in no event shall any Permitted Transfer release or relieve Tenant from any of its obligations under this Lease. Tenant shall give Landlord written notice at least ten (10) days prior to the effective date of such Permitted Transfer. As used herein: (a) "parent" shall mean a company which owns a majority of Tenant's voting equity; (b) "subsidiary" shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and
          (c) "affiliate" shall mean an entity controlled, controlling or under common control with Tenant. Notwithstanding the foregoing, sale of a controlling interest in shares of equity of any affiliate or subsidiary to which this Lease has been assigned or transferred other than to another parent, subsidiary or affiliate of the original Tenant named hereunder shall be deemed to be an assignment requiring the consent of Landlord hereunder. Additionally, no public offering of Tenant's stock or private placement of Tenant's stock shall be considered a Transfer or included when aggregating a transfer of voting shares or rights under this Section.

12.  Liens.
     -----

     (a)  Generally. Tenant shall not permit mechanic's or other liens to be
          ---------
          placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within ten
          (10) days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys' fees within thirty (30) days after receipt of an invoice from Landlord.

     (b)  Subordination.  Notwithstanding the provisions of Section 12(a) above,
          -------------
          provided Tenant is not in default hereunder, Landlord agrees to subordinate any statutory or other lien for Rent to Tenant's lenders ("Lender"), if any, requiring a priority position under the following circumstances:

          (i) Lender is financing Tenant's purchase of the trade fixtures, equipment or inventory in which Landlord is subordinating its lien rights (the "Equipment");

          (ii) Tenant shall furnish Landlord, for Landlord's prior written consent and approval, with a complete schedule of the Equipment financed pursuant to the terms hereof and a copy of any UCC-1 or other financing statement which Lender and Tenant intend to file with respect to such Equipment, which shall be updated, subject to Landlord's prior written approval, in the event of any changes;

          (iii) Tenant shall be prohibited from financing any non-moveable fixture or permanent improvement to the leasehold or Building (provided that Landlord acknowledges that Tenant intends to include, as part of the Equipment to be financed, some or all of the following: supplemental HVAC units, generators, chillers, cages and racks);

          (iv) Tenant shall cause any and all Lenders to give Landlord notice of any public or private sale by such Lender of Tenant's Equipment;

          (v) no public or private sale by any Lender shall be held on the Premises or Property; and

          (vi) Lender can enter the Premises or Property for purpose of removal of the Equipment only if:

                (A)  permitted by the agreement between Lender and Tenant; and

                (B) Lender agrees to restore or repair all damage to the Premises, Equipment Space and Property caused by such removal; and

                (C) Lender gives Landlord notice in the event that any of Tenant's moveable trade fixtures or Equipment are removed from the Premises, Equipment Space and Property; and

                (D) Lender indemnifies Landlord for any claim, liability or expense (including reasonable attorney's fees) arising out of or in connection with Lender's removal of the Equipment and Lender's entry and activities upon the Premises, Equipment Space and Property.

          (vii) Landlord's subordination shall not be effective unless and until a separate agreement is entered into between Lender and Landlord respecting the foregoing items; Landlord agrees to enter into an agreement in the form of Exhibit G attached hereto.
                                         ---------

13.  Indemnity and Waiver of Claims.
     ------------------------------

     (a)  Tenant's Indemnity.  Except to the extent caused by the negligence or
          ------------------
          willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article 26) and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees, which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises, Equipment Space, or Risers (provided such damage or injury to Risers is the result of any act or omission of Tenant or Tenant Related Parties) or any acts or omissions (including violations of Law) of Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") or any of Tenant's transferees, contractors or licensees.

     (b)  Exculpation. Landlord and the Landlord Related Parties shall not be
          -----------
          liable for, and Tenant waives, all claims for loss or damage to Tenant's business or loss, theft or damage to Leasehold Improvements or Tenant's Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Tenant shall insure itself against such losses under Article 14 below.

14.  Insurance.  Tenant shall carry and maintain the following insurance
     ---------
     ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises, the Equipment Space, the portion of any Risers containing Tenant's Cable and their respective appurtenances providing, on an occurrence basis, a minimum combined single limit of $5,000,000.00; (2) All Risk Property Insurance, including flood, written at replacement cost value and with a replacement cost endorsement covering all of Tenant's trade fixtures, equipment, furniture and other personal property within or serving the Premises, any Leasehold Improvements, and Site Equipment as well as all Cable ("Tenant's Property"); (3) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence; and (5) such other amounts, types or levels of insurance as Landlord may reasonable prescribe, including, without limitation, increases in the levels of coverage described above. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), any property manager retained by Landlord to manage the Building, and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least thirty (30) days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least fifteen (15) days prior to the expiration of the insurance coverage. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value, as reasonably estimated by Landlord, as well as commercially reasonable levels of liability insurance coverage. Except as specifically provided to the contrary, the limits of either party's insurance shall not limit such party's liability under this Lease.

15.  Subrogation.  Notwithstanding anything in this Lease to the contrary,
     -----------
     Landlord and Tenant shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Building, the Premises and the Equipment Space, any additions or improvements to the foregoing, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

16.  Casualty Damage.
     ---------------

     (a)  Landlord's Options. If all or any part of the Premises is damaged by
          ------------------
          fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord's reasonable judgment, substantial alteration (ie, work which will take in excess of one hundred eighty (180) days) or reconstruction of the Building shall be required (whether or not the Premises has been damaged); (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than one (1) year of the Term remaining on the date of the casualty; or (4) a material uninsured loss to the Building occurs (provided that Landlord has complied with Article 14 above regarding insurance to be maintained by Landlord). Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within one hundred twenty (120) days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building (excluding any Tenant's Property, which Tenant shall repair). In no event shall Landlord be required to spend more than the insurance proceeds received by Landlord. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

     (b)  Tenant's Option.  If all or any portion of the Premises shall be made
          ---------------
          untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within two hundred ten (210) days from the date the repair and restoration is started, then regardless of anything in Section 16(a) above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within ten (10) days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of Tenant, any Tenant Related Parties or any of Tenant's transferees, contractors or licensees.

17.  Condemnation.  Either party may terminate this Lease if the whole or any
     ------------
     material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use in a manner comparable to the Building's use prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within forty-five
     (45) days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

18.  Security Deposit.
     ----------------

     (a) Tenant's Security Deposit, which shall be delivered by Tenant to Landlord, together with the first (1st) month's payment of Base Rent and Equipment Space Rent concurrently with Tenant's delivery to Landlord of this Lease as executed by Tenant, shall be held by Landlord, without liability for interest, as security for the performance of Tenant's obligations under this Lease. Landlord shall not be required to keep the Security Deposit segregated from other funds of Landlord. Tenant shall not assign or in any way encumber the Security Deposit. Upon the occurrence of any default by Tenant (beyond the giving of acceptable notice and the passage of applicable grace periods), Landlord shall have the right, without prejudice to any other remedy, to use the Security Deposit, or portions thereof, to the extent necessary to pay any arrearages in Rent, and any other damage, injury or expense. Following any such application of all or any portion of the Security Deposit, Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount (or if the Security Deposit is a Letter of Credit, Tenant may either deliver cash, a replacement Letter of Credit, or an additional Letter of Credit). Provided Tenant is not in default hereunder, Landlord will return any unapplied portion of the Security Deposit to Tenant within thirty (30) days following the later to occur of (i) the expiration of the Term, and (ii) Tenant's vacancy of the Premises and Building in accordance with the provisions of this Lease.

     (b) If the Security Deposit is in the form of a Letter of Credit , the Letter of Credit shall

          (i)    be in form and substance satisfactory to Landlord;

          (ii)   name Landlord as its beneficiary;

          (iii) be drawn on an FDIC insured financial institution satisfactory to the Landlord;

          (iv)   expressly allow Landlord to draw upon it:

                 (A) in the event that the Tenant is in default under the Lease by delivering to the issuer of the Letter of Credit written notice that Landlord is entitled to draw thereunder pursuant to the terms of this Lease; or

                 (B) if Tenant, within sixty (60) days prior to expiration of the Letter of Credit then held by Landlord, fails to provide Landlord with a replacement Letter of Credit meeting the requirements herein;

          (v) expressly state that it will be honored by the issuer without inquiry into the accuracy of any such notice or statement made by Landlord;

          (vi) expressly permit multiple or partial draws up to the stated amount of the Letter of Credit;

          (vii) expressly provide that it is transferable to any successor of Landlord; and

          (viii) expire no earlier than sixty (60) days after the Expiration Date (alternatively, the Letter of Credit [and any renewals or replacements thereof] may be for a term of not less than one
                 (1) year; in such event Tenant agrees that it shall from time to time, as necessary, [whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect], renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least sixty (60) days after the Expiration Date. If Tenant fails to furnish such renewal or replacement at least thirty (30) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof [and such proceeds need not be segregated] as a Security Deposit pursuant to the terms of this Article 18).

     (c) Any renewal of or replacement for the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by a national bank satisfactory to Landlord at the time of the issuance thereof. Landlord agrees that in the event of any event which would give Landlord the right to draw upon the Letter of Credit, Landlord shall only draw down such amount as Landlord reasonably believes to be necessary to cure or remedy any default on the part of Tenant and to reimburse Landlord for any costs, expenses or liability incurred in connection with such default; notwithstanding the foregoing, if the amount of any draw upon the Letter of Credit exceeds the amount necessary to reimburse Landlord for such costs, expenses or liability, any excess proceeds of any draw on the Letter of Credit shall be held by Landlord as a Security Deposit pursuant to the provisions of this Article 18.

19.  Events of Default.  Tenant shall be considered to be in default of this
     -----------------
     Lease upon the occurrence of any of the following events of default:

     (a)  Monetary Default. Tenant's failure to pay when due all or any portion
          ----------------
          of the Rent ("Monetary Default"), five (5) days after written notice to Tenant; provided, that Landlord shall be required to deliver any such notice only twice during any twelve (12) month period, and any subsequent failure to pay any Rent when due in any twelve (12) month period following Landlord's delivery of written notice of Monetary Default shall automatically be a default, without the necessity of written notice from Landlord or a five (5) day grace period.

     (b)  Non-Monetary Default. Tenant's failure (other than a Monetary Default)
          --------------------
          to comply with any term, provision or covenant of this Lease, if the failure is not cured within fifteen (15) days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within fifteen (15) days, Tenant shall be allowed additional time (not to exceed sixty (60) days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within fifteen (15) days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Landlord provides Tenant with notice of Tenant's failure to comply with any particular term, provision or covenant of the Lease on three (3) occasions during any twelve (12) month period, Tenant's subsequent violation of such term, provision or covenant shall, at Landlord's option, be an incurable event of default by Tenant.

     (c)  Insolvency Matters. Tenant becomes insolvent, makes a transfer in
          ------------------
          fraud of creditors, or files a petition in bankruptcy, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

     (d)  Taking of Leasehold Estate. The leasehold estate is taken by process
          --------------------------
          or operation of Law.

20.  Remedies.
     --------

     (a)  Generally. Upon any default, Landlord shall have the right without
          ---------
          notice or demand (except as provided in Article 19) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

          (i) Terminate this Lease, in which case Tenant shall immediately surrender the Premises and Equipment Space to Landlord. If Tenant fails to surrender the Premises and/or Equipment Space, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and/or Equipment Space and expel and remove Tenant, Tenant's Property and any party occupying all or any part of the Premises and/or Equipment Space. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of Tenant's default, whether by Landlord's inability to relet the Premises and/or Equipment Space on satisfactory terms or otherwise, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises and/or Equipment Space. "Costs of Reletting" shall include all costs and expenses incurred by Landlord in reletting or attempting to relet the Premises and/or Equipment Space, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

          (ii) Terminate Tenant's right to possession of the Premises and/or Equipment Space and, in compliance with applicable Law, expel and remove Tenant, Tenant's Property and any parties occupying all or any part of the Premises and/or Equipment Space. Landlord may (but shall not be obligated to) relet all or any part of the Premises and/or Equipment Space, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises and/or Equipment Space) and for such uses as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises and/or Equipment Space. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises and/or Equipment Space or for the failure to collect any Rent. The re-entry or taking of possession of the Premises and/or Equipment Space shall not be construed as an election by Landlord to terminate this Lease unless a written notice of termination is given to Tenant.

          (iii) In lieu of calculating damages under Sections 20(a)(i) or 20(a)(ii) above, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined in Section 20(b) below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

     (b)  Remedies; Cumulative Interest. Unless expressly provided in this
          -----------------------------
          Lease, the repossession or re-entering of all or any part of the Premises and/or Equipment Space shall not relieve Tenant of its liabilities and obligations under the Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Landlord declares Tenant to be in default, Landlord shall be entitled to receive interest on any unpaid item of Rent at an annual rate equal to the Prime Rate plus four percent (4%). For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.

     (c)  Mitigation. Landlord agrees to use reasonable efforts to mitigate
          ----------
          damages, provided that such reasonable efforts shall not require Landlord to relet the Premises or Equipment Space in preference to any other space in the Building or to relet the Premises or Equipment Space to any party that Landlord could reasonably reject as a transferee pursuant to Article 11 hereof.

21.  Limitation of Liability; Landlord's Transfer.  Notwithstanding anything to
     --------------------------------------------
     the contrary contained in this Lease, the liability of Landlord (and of any successor Landlord) to Tenant shall be limited to the equity interest of Landlord in the Building. Tenant shall look solely to Landlord's equity interest in the Building for the recovery of any judgment or award against Landlord. Neither Landlord nor any Landlord Related Party shall be personally liable for any judgment or deficiency. Before filing suit for an alleged default by Landlord, Tenant shall give Landlord and the Mortgagee(s) (defined in Article 26 below) whom Tenant has been notified hold Mortgages (defined in Article 26 below) on the Property, Building, Premises or Equipment Space, notice and reasonable time to cure the alleged default. Landlord shall have the right to transfer and assign all of its rights and obligations under this Lease and in the Building and/or Property referred to herein, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

22.  No Waiver.  Either party's failure to declare a default immediately upon
     ---------
     its occurrence, or delay in taking action for a default shall not constitute a waiver of the default. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

23.  Quiet Enjoyment.  Tenant shall, and may peacefully have, hold and enjoy the
     ---------------
     Premises and Equipment Space, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

24.  Relocation.  [INTENTIONALLY OMITTED]
     ----------

25.  Holding Over.  If Tenant fails to surrender the Premises and Equipment
     ------------
     Space at the expiration or earlier termination of this Lease, occupancy of the Premises and/or Equipment Space after the termination or expiration shall be that of a tenancy at sufferance. Tenant's occupancy of the Premises and/or Equipment Space during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to one hundred fifty percent (150%) of the Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises and/or Equipment Space by summary proceedings or otherwise. In addition to the payment of the amounts provided above, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

26.  Subordination to Mortgages; Estoppel Certificate.  Tenant accepts this
     ------------------------------------------------
     Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". Upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Landlord and Tenant shall each, within ten (10) days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested. Tenant agrees to modify this Lease as reasonably requested by any Mortgagee, provided such modifications do not materially impair Tenant's rights or increase Tenant's obligations under the Lease. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's then current-Mortgagee on such Mortgagee's then current standard form of agreement. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee's form of non-disturbance, subordination and attornment agreement (subject to Tenant's approval, which will not be unreasonably withheld, conditioned or delayed) and return the same to Landlord for execution by the Mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder but in the event that Landlord fails to procure such agreement from Landlord's Mortgagee, Tenant will not be obligated to subordinate its interest in this Lease to the lien of the Mortgagee in question. As of the date of this Lease, Landlord represents to Tenant that there is no Mortgage encumbering the Building or the Property.

27.  Attorneys' Fees.  If either party institutes a suit against the other for
     ---------------
     violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

28.  Notices.  If a demand, request, approval, consent or notice (collectively
     -------
     referred to as a "Notice") shall or may be given to either party by the other, the Notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in Article 1, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve Notice in any manner described in this Article or in any other manner permitted by Law. Notice shall be deemed to have been received or given on the earlier to occur of (i) actual delivery, or the date on which delivery is refused, or (ii) if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, three (3) days after Notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address by giving the other party written Notice of the new address in the manner described in this Article.

29.  Excepted Rights.  This Lease does not grant any rights to light or air over
     ---------------
     or about the Building. Except as expressly set forth in this Lease, Landlord excepts and reserves exclusive to itself the use of: (1) roofs,
     (2) telephone, electrical and janitorial closets, (3) equipment rooms, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving all occupants of the Building. Landlord has the right to change the Building's name or (if required by governmental authority) address. Landlord also has the right to make such other changes to the Property and Building as Landlord deems appropriate (including the right to add additional floors to the Building or to reduce the size of the Building), provided the changes do not materially affect Tenant's ability to use the Premises or the Equipment Space. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord's employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent. Landlord reserves the right to temporarily reduce Tenant's allocation of parking spaces as required during modifications to the Property.

30.  Surrender of Premises.  At the expiration or earlier termination of this
     ---------------------
     Lease or Tenant's right of possession, Tenant shall remove Tenant's Property from the Premises, Equipment Space and Risers, and quit and surrender the Premises, Equipment Space and the Risers (using Landlord's specified contractor to perform any such work affecting the Risers) to Landlord, broom clean, and in good order, condition and repair and in compliance with all applicable laws, ordinary wear and tear excepted; any such work will be performed in accordance with Article 8 above. If Tenant fails to so remove any of Tenant's Property prior to the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property, Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within thirty (30) days after written Notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

31.  Parking.  Tenant shall be allowed in common with all other Building
     -------
     occupants to use the parking area associated with the Building for Tenant's parking requirements up to fifteen (15) spaces. Tenant shall pay Landlord as Additional Rent hereunder, the monthly parking rates as established by Landlord. Tenant shall not exceed its allocation of parking spaces as described herein.

32.  Environmental Matters/Hazardous Materials:
     -----------------------------------------

     (a)  Hazardous Materials Disclosure Certificate: Prior to executing this
          ------------------------------------------
          Lease, Tenant has completed, executed and delivered to Landlord Tenant's initial Hazardous Materials Disclosure Certificate (the "Initial HazMat Certificate"), a copy of which is attached hereto as Exhibit E and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that, to the best of Tenant's knowledge after due inquiry, the information on the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises or the Equipment Space by Tenant. Commencing with the date which is one year from the Commencement Date, and continuing every year thereafter after Landlord's written request, Tenant will complete, execute, and deliver to Landlord, a Hazardous Materials Disclosure Certificate (the "HazMat Certificate") describing Tenant's present use of Hazardous Materials on the Premises or the Equipment Space, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificate required hereunder shall be in substantially the form as that which is attached hereto as Exhibit E.

     (b)  Definition of Hazardous Materials:  As used in this Lease, the term
          ---------------------------------
          Hazardous Materials shall mean and include (i) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (ii) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (iii) asbestos and asbestos containing material, in any form, whether friable or non-friable; (iv) polychlorinated biphenyls; (v) radioactive materials; (vi) lead and lead-containing materials; (vii) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Premises, Equipment Space, the Building, the Property or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises, Equipment Space, Building, the Property or any surrounding property.

     (c)  Prohibition; Environmental Laws: Except for, and to the extent of, the
          -------------------------------
          Hazardous Materials specified in the Initial HazMat Certificate, Tenant shall not be entitled to use nor store any Hazardous Materials on, in, or about the Premises, Equipment Space, the Building, the Property, or any portion of the foregoing, without, in each instance, obtaining Landlord's prior written consent thereto. If Landlord consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant's business and to the extent disclosed in the HazMat Certificate and as expressly approved by Landlord in writing, provided that such usage and storage is only to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate as expressly approved by Landlord and provided further that such usage and storage is in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts' decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the "Environmental Laws"). Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord's reasonable discretion. Landlord shall have the right at all times during the Term, upon reasonable advance notice to Tenant (except in the case of emergency) to (i) inspect the Premises and Equipment Space, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Article 32, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about the Building, Premises, Equipment Space, and the Property. The cost of all such inspections, tests and investigations shall be proportionately borne by Tenant commensurate with the extent of Hazardous Materials revealed by any such inspection, test or investigation to be present in, on or about the Premises, Equipment Space, Building or Property arising from or related to the intentional or negligent acts or omissions of Tenant or any of Tenant's employees, agents, contractors or representatives and all other costs and expenses shall be borne by parties other than Tenant. However, in the event any such inspection, test or investigation reveals that there are not any Hazardous Materials present in, on or about the Premises, Building, Equipment Space or Property arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant's employees, agents, contractors or representatives then Tenant shall not be responsible for any of the cost of such inspections, tests and investigations. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises, Building, Equipment Space, Property or the activities of Tenant and Tenant's employees, agents, contractors or representatives or invitees with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

     (d)  Tenant's Environmental Obligations:  Tenant shall give to Landlord
          ----------------------------------
          immediate verbal and follow-up written Notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about the Premises, Equipment Space, Building or Property. Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant's employees, agents, contractors or representatives such that the affected portions of the Premises, Equipment Space, Building, Property and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Premises, Equipment Space, the Building, or the Property. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises, Equipment Space, the Building and Property, and after the satisfactory completion of such work.

     (e)  Environmental Indemnity: In addition to Tenant's obligations as set
          -----------------------
          forth hereinabove, to the fullest extent permitted under applicable law, Tenant agrees to, and shall, protect, indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and, Landlord's Related Parties harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses (including, without limitation, diminution in value of any portion of the Premises, Equipment Space, the Building, the Property, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord's marketing of any space within the Premises, Equipment Space, Building and/or Property), suits, administrative proceedings and costs (including, but not limited to, attorneys' and consultant fees and court costs) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Premises, Equipment Space, the Building, or the Property as a result (directly or indirectly) and to the extent of the acts or omissions of Tenant or any of Tenant's employees, agents, invitees, contractors or representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises, Equipment Space, the Building, and/or the Property, nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant and Tenant's officers and directors from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 32(e) due to Landlord's status as either an "owner" or "operator" under any Environmental Laws.

     (f)  Survival: Tenant's obligations and liabilities pursuant to the
          --------
          provisions of this Article 32 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises, Equipment Space, the Building, and/or the Property is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including without limitation all Environmental Laws at the expiration or earlier termination of this Lease, then in Landlord's sole discretion, Landlord may require Tenant to hold over possession of the Premises and/or Equipment Space until Tenant can surrender the Premises and/or Equipment Space to Landlord in the condition in which the Premises and/or Equipment Space existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. For purposes hereof, the term "reasonable wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, Equipment Space, the Building, and/or the Property in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord's consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of this Lease.

33.  Miscellaneous.
     -------------

     (a)  Governing Law. This Lease and the rights and obligations of the
          -------------
          parties shall be interpreted, construed and enforced in accordance with the Laws of the state in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

     (b)  Memorandum of Lease. Following the mutual execution and delivery of
          -------------------
          this Lease, Tenant, upon written request to Landlord, should have the right to record a Memorandum of Lease reflecting Tenant's leasehold interest as created hereby; provided, that such Memorandum is in form and substance satisfactory to Landlord, in Landlord's reasonable determination, and that Landlord shall have the right to require Tenant to simultaneously deliver to Landlord a quitclaim deed of Tenant's leasehold interest in form and substance reasonably satisfactory to Landlord for recording by Landlord upon the expiration or sooner termination of this Lease.

     (c)  Waiver of Jury Trial. Landlord and Tenant hereby waive any right to
          --------------------
          trial by jury in any proceeding based upon a breach of this Lease.

     (d)  Force Majeure. Whenever a period of time is prescribed for the taking
          -------------
          of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to fire, windstorm, flood, explosion, collapse of structures, governmental preemption or prescription, unavailability of utilities, strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend or delay any date or period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

     (e)  Brokers. Tenant represents that it has dealt directly with and only
          -------
          with the Broker(s) described in Article 1 as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

     (f)  Authorizations, Etc.. Tenant covenants, warrants and represents that:
          --------------------
          (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

     (g)  Time of Essence. Time is of the essence with respect to Tenant's
          ---------------
          exercise of any expansion, renewal or extension rights granted to Tenant (if any). This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

     (h)  Survival.  The expiration of the Term, whether by lapse of time or
          --------
          otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease.

     (i)  No Offer.  Landlord has delivered a copy of this Lease to Tenant for
          --------
          Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed and delivered by such party.

     (j)  Integration. All understandings and agreements previously made between
          -----------
          the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

     (k)  Graphics. Tenant shall have the right to (i) one listing in the
          --------
          Building's directory on the ground floor lobby, to be provided by Landlord using the Building's standard lettering and (ii) one Building-standard entry sign on or adjacent to the entrance to the Premises, to be provided at Tenant's expense.

     (l)  [INTENTIONALLY OMITTED]

     (m)  Confidentiality.
          ---------------

          (i) Landlord shall use reasonable efforts to keep all Confidential Information of Tenant (defined below) confidential; as used herein "Confidential Information of Tenant" shall mean any data or information pertaining to Tenant or Tenant's business, regardless of medium that is provided by Tenant to Landlord, including Tenant's plans and specifications or electrical power requirements, site plans, or copies of any such information but shall exclude any information (a) approved in writing by Tenant for release to third parties, (b) that Landlord possess independently of Tenant, (c) that Tenant places in the public domain or (d) except as may be approved in writing by Tenant for release to third parties or as may be required by applicable law or as Landlord may , in Landlord's good faith business judgment, disclose in confidence to Landlord's counsel, lenders, or investors, contractors, engineers, architects, project managers in the course of the operation of the Building and Property.

          (ii) Tenant agrees to use reasonable efforts to keep confidential the terms and conditions of this Lease, and not to disclose the terms and conditions of this Lease to any third parties except as may be approved in writing by Landlord for release to third parties or as may be required by applicable law or as Tenant may, in Tenant's good faith business judgment, disclose in confidence to Tenant's counsel, lenders, or investors.

     (n)  Financial Information. Tenant, within 15 days after request (but no
          ---------------------
          more often than once per calendar quarter), shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request. Landlord shall use reasonable efforts to maintain such information as confidential.

34.  Entire Agreement.
     ----------------

     This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents:

Exhibit A (Outline and Location of Premises)
Exhibit B (Outline and Location of Equipment Space)
Exhibit C (Rules and Regulations)
Exhibit D (Commencement Letter)
Exhibit  E (Haz Mat Certificate)
Exhibit F (Tenant Options)
Exhibit G (Form Agreement Regarding Lender's Security Interest)


                             LANDLORD:  CARLYLE-CORE CHICAGO LLC,
                                        a Delaware limited liability company

                                By:     /s/ Fred Ezra
                                   ---------------------------------------------
                                Name:   Fred Ezra
                                     -------------------------------------------
                                Title:  Manager
                                      ------------------------------------------

                             TENANT:  EQUINIX, INC.,
                                      a Delaware corporation

                                By:     /s/ Albert M. Avery, IV
                                   ---------------------------------------------
                                Name:   Albert M. Avery, IV
                                     -------------------------------------------
                                Title:  President
                                      ------------------------------------------

                                By:     /s/ Jay S. Adelson
                                   ---------------------------------------------
                                Name:   Jay S. Adelson
                                     -------------------------------------------
                                Title:  Vice President
                                      ------------------------------------------

                                   EXHIBIT A
                                   ---------

                                   PREMISES
                                   --------

                      [GRAPHIC OF FLOOR PLAN OF PREMISES]

                              EXHIBIT A - Page 1

                                   EXHIBIT B
                                   ---------

                                EQUIPMENT SPACE
                                ---------------

                  [GRAPHIC OF FLOOR PLAN OF EQUIPTMENT SPACE]

                              EXHIBIT B - Page 1

                                   EXHIBIT C
                                   ---------

                        BUILDING RULES AND REGULATIONS
                        ------------------------------

     The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage (if any), the Property and the appurtenances. Capitalized terms have the same meaning as defined in the Lease.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord as specifically provided for in the Lease.

5.   Landlord will be provided with keys to the Premises.

6. All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

7. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord's sole opinion, constitute a nuisance.

8. No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

9. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

10. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.

11. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees.

12. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

13. Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.


                              EXHIBIT C - Page 1

14. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

15. Tenant shall not canvass, solicit or peddle in or about the Building or the Property.

16. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking anywhere in the Building.

                              EXHIBIT C - Page 2

                                   EXHIBIT D
                                   ---------

                              COMMENCEMENT LETTER
                              -------------------

                                   (EXAMPLE)


Date:

Tenant:

Address:_______________________________
_______________________________________
_______________________________________


Re: Commencement Letter with respect to that certain Lease dated as of ______________, _____ by and between CARLYLE-CORE CHICAGO LLC, a Delaware limited liability company, as Landlord, and ______________________________, as Tenant, for ____________ square feet of Rentable Area on the _______ floor of the Building located at [*], Chicago, Illinois.

Dear :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.   The Commencement Date is _________________;

2.   The Rent Commencement Date is __________________;

3.   The Rentable Area of the Building is __________ Rentable Square Feet;

4.   The Rentable Area of the Premises is _________ Rentable Square Feet;

5.   Tenant's Pro Rata Share is _________%;

6.   The Rentable Area of the Equipment Space is _________ Rentable Square Feet;

7.   The schedule of Base Rent payable during the Term is as follows:

8.   The schedule of Equipment Space Rent payable during the term is as follows:

9.   The Expiration Date is _____________________.



*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                              EXHIBIT D - Page 1

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

_______________________________

Agreed and Accepted:

            Tenant:____________________________
            By:_____________________________________
            Name:___________________________________
            Title::_________________________________
            Date:___________________________________


                              EXHIBIT D - Page 2

                                   EXHIBIT E
                                   ---------

                  HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE
                  ------------------------------------------

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as tenant. After a lease agreement is signed by you and the Landlord (the "Lease"), on an annual basis in accordance with the provisions of the Lease, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:  CARLYLE-CORE CHICAGO LLC
           c/o Core Location Realty Associates of Chicago LLC
           4520 East-West Highway, Suite 650
           Bethesda, Maryland  20814

Name of Tenant:   _____________________________________________________________

Mailing Address:  _____________________________________________________________
_______________________________________________________________________________

Contact Person, Title and Telephone Number(s): ________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s): __________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


Address of Premises:    [*], Chicago, Illinois

1.   GENERAL INFORMATION:

     Describe the initial proposed operations to take place in, on, or about the Premises or Equipment Space, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.
_______________________________________________________________________________
_______________________________________________________________________________

2.   USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

     2.1 Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises or Equipment Space? Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises or Equipment Space.


          Wastes                     Yes [_]            No [_]
          Chemical Products          Yes [_]            No [_]
          Other                      Yes [_]            No [_]



*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                              EXHIBIT E - Page 1

          If Yes is marked, please explain: ___________________________________
_______________________________________________________________________________
_______________________________________________________________________________

     2.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises or Equipment Space, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year's certificate.

3.   STORAGE TANKS AND SUMPS

     3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises or Equipment Space? Existing tenants should describe any such actual or proposed activities.

          Yes [_]        No [_]

          If yes, please explain: _____________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

4.   WASTE MANAGEMENT

     4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

          Yes [_]        No [_]

     4.2 Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

          Yes [_]        No [_]

          If yes, attach a copy of the most recent report filed.

5.   WASTEWATER TREATMENT AND DISCHARGE

     5.1  Will your company discharge wastewater or other wastes to:

          ______ storm drain?       ______ sewer?
          ______ surface water? ______ no wastewater or other wastes discharged

          Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).
_______________________________________________________________________________
_______________________________________________________________________________

                              EXHIBIT E - Page 1

     5.2  Will any such wastewater or waste be treated before discharge?

          Yes [_]        No [_]

          If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.
_______________________________________________________________________________
_______________________________________________________________________________

6.   AIR DISCHARGES

     6.1 Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the Premises or Equipment Space that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises or Equipment Space which discharge into the air and whether such air emissions are being monitored.

          Yes [_]        No [_]

          If yes, please describe: ____________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

     6.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises or Equipment Space.

          ______ Spray booth(s)   ______ Incinerator(s)
          ______ Dip tank(s)      ______ Other (Please describe)
          ______ Drying oven(s)   ______ No Equipment Requiring Air Permits

          If yes, please describe: ____________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

7.   HAZARDOUS MATERIALS DISCLOSURES

     7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan ("Management Plan") pursuant to Fire Department or other governmental or regulatory agencies' requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

          Yes [_]        No [_]

          If yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.

                              EXHIBIT E - Page 2

8.   ENFORCEMENT ACTIONS AND COMPLAINTS

     8.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

          Yes [_]        No [_]

          If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Article 32 of the signed Lease.

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

     8.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

          Yes [_]        No [_]

          If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of
Article 32 of the Lease.

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

9.   PERMITS AND LICENSES

     9.1 Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises or Equipment Space, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease and will be attached thereto as an exhibit; that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Article 32 of the Lease; and that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord's receipt and/or approval of such certificate.

Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant's indemnification of the Landlord and all Landlord Related Parties and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws: (i) the delivery of such certificate to Landlord and/or Landlord's acceptance of such certificate, (ii) Landlord's review and approval of such certificate, (iii) Landlord's failure to obtain such certificate from Tenant at any time, or (iv) Landlord's actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises or Equipment Space by Tenant or Tenant's employees, agents, contractors or representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will,

                              EXHIBIT E - Page 3
rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease and the continuance thereof throughout the term, and any renewals thereof, of the Lease.

I (print name)______________, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.


TENANT:


By:    ________________________

Title: ________________________

Date:  ________________________

                              EXHIBIT E - Page 4

                                   EXHIBIT F
                                   ---------

                                TENANT OPTIONS
                                --------------


1.   RENEWAL OPTION
     --------------

     A. Tenant shall have one right to extend the Term (the "Renewal Option") for an additional period of five (5) years (the "Renewal Term") commencing on the day following the Expiration Date of the Term, if:

          1. Landlord receives notice of exercise of the Renewal Option ("Initial Renewal Notice") nine (9) full calendar months prior to the expiration of the initial Term and not more than twelve (12) full calendar months prior to the expiration of the initial Term; and

          2. Tenant is not in default under the Lease and no event which, with notice, the passage of time, or both, would constitute a default hereunder on the part of Tenant exists at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

          3. No portion of the Premises in excess of twenty percent (20%) of the Rentable Area of the Premises is sublet at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice, other than in connection with a Permitted Transfer; and

          4. The Lease has not been assigned prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice other than in connection with a Permitted Transfer; and

          5. Tenant executes and returns the Renewal Amendment (hereinafter defined) within thirty (30) days after submission to Tenant of an accurate Renewal Amendment.

     B. The initial Base Rent rate and Equipment Space Rent rate during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per Rentable Square Foot, determined in the manner set forth below.

     C. Tenant shall pay Additional Rent (i.e. Operating Expenses and Property Taxes) for the Premises during any Renewal Term in accordance with the Lease.

     D. Within thirty (30) days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises and Equipment Space Rent rate for the Renewal Term. Tenant, within thirty (30) days after the date on which Landlord advises Tenant of the Base Rent rate and Equipment Space Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such thirty (30) day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Base Rent rate and Equipment Space Rent rate during the Renewal Term. Upon agreement, Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Base Rent rate and Equipment Space Rent rate for the Premises within thirty (30) days after the date on which Tenant provides Landlord with a Rejection Notice, then Tenant may, on or before the thirty-fifth
          (35th) day following Tenant's delivery of the Rejection Notice, either rescind Tenant's exercise of the Renewal Option or elect to submit the matter to arbitration; if Tenant fails to timely make an election, Tenant will be deemed to have submitted the matter to arbitration. If the matter is submitted to arbitration, the Prevailing Market Base Rent rate and Equipment Space Rent rate payable as of commencement of the Renewal Term shall be determined as follows:

                              EXHIBIT F - Page 1

          1. Within ten (10) days after the thirty-fifth (35th) day described above, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the Prevailing Market Base Rent rate and Equipment Space Rent rate for the Premises and Equipment Space, for a term equal to the Renewal Term, from a real estate broker ("Tenant's Broker") licensed in the State of Illinois and engaged in the leasing of commercial real estate in the Chicago, Illinois vicinity for at least the immediately preceding five (5) years; such determination shall be stated in a single "per square foot per annum (or month)" figure, for ease of comparison. If Landlord accepts such determination, the Prevailing Market Base Rent rate and Equipment Space Rent rate payable by Tenant during the Renewal Term shall be equal to the amount determined by Tenant's Broker. If Tenant fails to timely deliver such determination, the Prevailing Market Base Rent rate and Equipment Space Rent rate as quoted by Landlord shall control.

          2.   If Landlord does not accept such determination, within fifteen
               (15) days after receipt of the determination of Tenant's Broker, Landlord shall designate a similarly qualified broker ("Landlord's Broker"). If the two Brokers are appointed by the parties as set forth above, such Brokers shall promptly meet and attempt to agree upon the applicable Prevailing Market Base Rent rate and Equipment Space Rent rate. If such Brokers are unable to agree within fifteen (15) days following the appointment of Landlord's Broker, the Brokers shall select a third broker meeting the qualifications set forth above within ten (10) days after the last date the two Brokers are given to agree upon the applicable Prevailing Market Base Rent rate and Equipment Space Rent rate. The Third Broker shall be a person who has not previously acted and is not currently acting in any capacity for either party.

          3. The Third Broker shall conduct its own independent investigation of the applicable Prevailing Market Base Rent rate and Equipment Space Rent rate, and shall be instructed not to advise either party of its determination, except as follows: when the Third Broker has made its determination (which shall be completed within fifteen (15) days after the appointment of the Third Broker), it shall advise Landlord and Tenant and establish a date, at least five (5) days after the giving of notice by such Third Broker to Landlord and Tenant, on which it will disclose its determination. Such meeting shall take place in Landlord's office unless otherwise mutually agreed by the parties. After having initialed the paper on which its determination is set forth, the Third Broker shall place its determination in a sealed envelope. Landlord's Broker and Tenant's Broker shall each set forth their determination (each stated in a single "per rentable square foot per annum (or month)" figure) on a separate piece of paper, initial the same, and place them in sealed envelopes.
               Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope. In the presence of the Third Broker, the determination of the Prevailing Market Base Rent rate and Equipment Space Rent rate by Landlord's Broker and Tenant's Broker shall be opened and examined. If the higher of the two determinations submitted by Landlord's Broker and Tenant's Broker is one hundred and five percent (105%) or less of the amount set forth in the lower determination, the average of the two determinations shall be the Prevailing Market Base Rent rate and Equipment Space Rent rate, the envelope containing the determination by the Third Broker shall be destroyed and the Third Broker shall be instructed not to disclose its determination. If either party's envelope is blank, or does not set forth a determination, the determination of the other party shall prevail and be treated as the Prevailing Market Base Rent rate and Equipment Space Rent rate. If the higher of the two determinations is more than one hundred and five percent (105%) of the amount of the other determination, the envelope containing the Third Broker's determination shall be opened, the Prevailing Market Base Rent rate and Equipment Space Rent rate shall, in such event, be the rent proposed by either Landlord's Broker or Tenant's Broker which is closest to the determination of Prevailing Market Base Rent rate and Equipment Space Rent rate by the Third Broker; if the two are equidistant, the Prevailing Market Base Rent rate and Equipment Space Rent rate shall be equal to the Third Broker's determination.

          4. Landlord shall pay the costs and fees of Landlord's Broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant's Broker in connection with such determination. The costs and fees of any Third Broker shall be paid one-half by Landlord and one-half by Tenant. Tenant expressly acknowledges that any costs, fees and commissions arising in

                              EXHIBIT F - Page 2
               favor of any broker or other party hired by Tenant to represent Tenant in the negotiation of the extension of the term of the Lease shall be borne solely by Tenant.

          5. If the amount of the Prevailing Market Base Rent rate and Equipment Space Rent rate is not known as of the commencement of the Renewal Term, then Tenant shall continue to pay the Prevailing Base Rent rate and Equipment Space Rent rate in effect immediately prior to the expiration of the initial Term until the amount of the Prevailing Market Base Rent rate and Equipment Space Rent rate are determined. When such determination is made, Tenant shall pay Landlord any deficiency to Landlord upon demand or Landlord will credit any overpayment against rent next due and payable under the Lease.

     E. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rent, Equipment Space Rent, Term, Expiration Date and other appropriate terms. The Renewal Amendment shall be:

          1. sent to Tenant within a reasonable time after receipt of the Binding Notice; and

          2.   executed by Tenant and returned to Landlord in accordance with
               Section 1.A.5 above.

          An otherwise valid exercise of the Renewal Option shall, at Landlord's option, be fully effective whether or not the Renewal Amendment is executed.

     F. For purpose hereof, "Prevailing Market" shall mean the arms length fair market annual rent rate per rentable square foot under renewal leases and amendments in the Building entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises and Equipment Space in the Building.

                              EXHIBIT F - Page 3

                                   EXHIBIT G
                                   ---------

                            SAMPLE LETTER OF CREDIT

                           ________________________
                        [Name of Financial Institution]

                                             Irrevocable Standby
                                             Letter of Credit
                                             No. ______________________
                                             Issuance Date: ___________
                                             Expiration Date: _________
                                             Applicant: _______________


Beneficiary
-----------

[Insert Owner Name]
_____________________________
_____________________________
_____________________________

Ladies/Gentlemen:

     We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of ____________________ U.S. Dollars ($____________________) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.   An original copy  of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by one of its officers reading: "This draw in the amount of ______________________ U.S. Dollars ($____________) under your Irrevocable Standby Letter of Credit No. ____________________ represents funds due and owing to us as a result of the Applicant's failure to comply with one or more of the terms of that certain lease by and between ______________________, as landlord, and _____________, as tenant."

     It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least thirty (30) days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail, return receipt requested, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent to: CARLYLE-CORE CHICAGO LLC, c/o Core Location Realty Associates of Chicago LLC, 4520 East-West Highway, Suite 650, Bethesda, Maryland 20814, Attention: Management Agent.

In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1. and
2. above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by one of Beneficiary's officers stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to assign your interest in this Irrevocable Standby Letter of Credit from time to time to an entity or individual who is succeeding to your position as the landlord under the Lease without our approval and without charge. In the event of an assignment, we reserve the right to require reasonable evidence of such assignment as a condition to any draw hereunder.

                              EXHIBIT G - Page 1

     This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

     We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

     All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at ____________________________ to the attention of __________________________________.


                                                  Very truly yours,

                                                  -----------------------

                                                          [name]
                                                  -----------------------

                                                         [title]
                                                  -----------------------

                              EXHIBIT G - Page 2

                                   EXHIBIT H
                                   ---------

                AGREEMENT REGARDING LENDER'S SECURITY INTEREST
                         IN TENANT'S PERSONAL PROPERTY
                         -----------------------------


     THIS AGREEMENT is entered into as of the ____ day of _________, 19__, by and between _______________________________________, a(n)
_________________________ ("Landlord"), _____________________________________,
(a)n ________________________ ("Tenant") and _____________________________, a(n)
_______________________ ("Lender"), with reference to the following facts:

A. Landlord and Tenant have heretofore entered into a written lease dated ____________, 19__, as same may be amended from time to time (the "Lease") for certain premises (the "Premises") and equipment space (the "Equipment Space") located in that certain office building known as the Lakeside Technology Center (the "Building") located at [*], Chicago, Illinois.

B. Tenant desires to borrow money from Lender in the principal sum of ____________________________________ Dollars ($____________) (the "Loan").

C. Lender desires to obtain a security interest in the Tenant's personal property located within the Premises and/or Equipment Space described in Exhibit A attached hereto (the "Collateral") until such Loan is repaid.

D. Landlord is willing to subordinate its rights in the Collateral to the rights of Lender's security interest upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The only property affected by this Agreement is that Collateral specifically listed on Exhibit A attached hereto. Any property not described in Exhibit A shall not be subject to the terms of this Agreement and Landlord shall be entitled, to the extent provided by the Lease and by law, to exercise any lien, right or remedy against such other property.

     2. Lender acknowledges that it has no security interest in any property located in, or about, the Premises or Equipment Space other than the Collateral listed on Exhibit A.

     3. Notwithstanding anything to the contrary contained in the Lease, until such time as Tenant repays in full to Lender the Loan which is secured by the Collateral, the Collateral shall remain the personal property of Tenant subject to the security interest of Lender. Lender shall notify Landlord when the obligations of Tenant to repay the Loan have been satisfied and discharged.

     4. Landlord does hereby subordinate any and all claims or rights in and to the Collateral to the security interest of Lender in the Collateral; provided, however, that this subordination nor shall not prevent Landlord from exercising any lien on any property of Tenant, including the Collateral, or enforcing any judgment by levying upon any property of Tenant, including the Collateral, so long as Landlord recognizes Lender's prior right to the Collateral. Except as expressly provided herein, the provisions of any security and other agreements between Tenant and Lender shall at all times be subject and subordinate to all covenants, terms and conditions of the Lease and all of Landlord's rights thereunder.

     5. Lender can enter the Premises or Equipment Space for purpose of removal of the Collateral only if:

          (a)  permitted by the Loan Agreement between Lender and Tenant;

          (b)  Lender gives Landlord ten (10) days prior written notice;

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                              EXHIBIT H - Page 1

          (c) Lender enters the Premises or Equipment Space for purpose of removal of the Collateral at such time and in such manner as Landlord reasonably may determine so as to minimize disruption to the operation of the Building;

          (d) Lender and Tenant agree, jointly and severally, promptly to repair any damage to the Premises or to the Building caused by the removal of the Collateral or, if Landlord shall, in its sole discretion, elect to make such repairs, to pay to Landlord upon demand the costs and expenses incurred in connection therewith;

          (e) Tenant and Lender agree, jointly and severally, to restore the Premises or Equipment Space to the condition the Premises were in prior to the installation of the Collateral;

          (f) there shall be no display nor public nor private sale of the Collateral in or on the Building; and

          (g) Lender hereby indemnifies Landlord for any claim, liability or expense (including reasonable attorneys' fees) arising out of or in connection with Lender's removal of the Collateral and Lender's entry and activities upon the Premises or Equipment Space and the Building.

     6. If Landlord shall fail to demand strict compliance with any provision hereof, such failure shall not constitute a waiver of any right or remedy to which Landlord may be entitled.

     7. If Tenant should be in default under the terms of the Lease, and such default results in (a) the termination of the Lease or (b) claims by Landlord for rent due, Lender shall submit to Landlord within ten (10) days after Landlord's demand, a certified statement showing:

          (i)   the original amount of funds supplied by Lender to Tenant;

          (ii)  the amount paid by Tenant to date; and

          (iii) the amount due from Tenant to Lender.

          In the event Lender sells the Collateral to satisfy claims against Tenant, all funds derived from the sale of the Collateral, to the extent that such funds are in excess of the amount owed to the Lender, shall belong to Landlord, subject to the terms of the Lease, to satisfy any claim which Landlord may have.

     8. Landlord shall have the right, but not the obligation, to cure any default by Tenant under any agreement between Lender and Tenant concerning the Collateral. Lender agrees to notify Landlord in writing of any default on the part of Tenant under its agreement with Tenant concerning the Collateral and further agrees that Lender shall not exercise any of its rights with respect to the Collateral unless Landlord has received the aforesaid notice and has not, within thirty
          (30) days after the date thereof, cured such default or if the default cannot be cured within thirty (30) days, has not commenced curing and is not diligently prosecuting the cure of Tenant's default; provided, however, that nothing contained in this Agreement shall require Landlord to cure any such default or otherwise to perform the obligations of Tenant to Lender.

     9. A default by Tenant under its agreement with Lender concerning the Collateral shall be deemed a default by Tenant under the Lease.

     10. This Agreement contains the entire understanding between the parties hereto. Any modification shall be effective only if in writing and signed by the parties hereto.


                              EXHIBIT H - Page 1

     11.  Landlord's address for notices is:

          CARLYLE-CORE CHICAGO LLC
          c/o Core Location Realty Associates of Chicago LLC
          4520 East-West Highway, Suite 650
          Bethesda, Maryland  20814
          Attention:  Mark Ezra

          With a copy to:

          Shartsis, Friese & Ginsburg LLP
          One Maritime Plaza, 18th Floor
          San Francisco, California  94111
          Attention:  Jonathan M. Kennedy, Esq.

          and

          The Carlyle Group
          1001 Pennsylvania Avenue
          Suite 220 South
          Washington, DC  20004
          Attention:  Gary Block

          Tenant's address for notices is:

          Equinix, Inc.
          901 Marshall Street, 2nd Floor
          Redwood City, California 94063
          Attention:  Mr. Art Chinn

          Lender's address for notices is:

          ______________________________
          ______________________________
          ______________________________
          Attention:  __________________

     12. This Agreement shall be governed by and construed in accordance with the laws of the state in which the Building is located.

     13. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.


                              EXHIBIT H - Page 2

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date set forth above.

                         LANDLORD:  CARLYLE-CORE CHICAGO LLC,
                                    a Delaware limited liability company

                              By: ________________________________________
                              Name: ______________________________________
                              Title: _____________________________________


                         TENANT:    ______________________________________
                                    a(n) _________________________________

                              By: ________________________________________
                              Name: ______________________________________
                              Title: _____________________________________

                         LENDER:    ______________________________________,
                                    a(n) _________________________________

                              By: ________________________________________
                              Name: ______________________________________
                              Title: _____________________________________


                              EXHIBIT H - Page 3

                                   EXHIBIT A

                              LIST OF COLLATERAL
                              ------------------


                              EXHIBIT H - Page 4